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Exhibit 23.4

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2008 (except Note 3, as to which the date is January 19, 2009), with respect to the consolidated financial statements of VGX Pharmaceuticals, Inc. included in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-156035) and related joint proxy statement/prospectus of Inovio Biomedical Corporation.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania January 19, 2009

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  Exhibit 23.4